UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2015

AOL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by AOL Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on May 12, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 12, 2015, with Verizon Communications Inc., a Delaware Corporation (“Verizon”), and Hanks Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Verizon (“Acquisition Sub”). Pursuant to the Merger Agreement, on May 26, 2015, Acquisition Sub commenced a tender offer to purchase all of the outstanding shares of the common stock, par value $0.01 per share, of the Company (“Shares”), at a price of $50.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 26, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Verizon and Acquisition Sub on May 26, 2015 (the “Schedule TO”).

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the Company and The Bank of New York Mellon (the “Trustee”) entered into a First Supplemental Indenture, dated as of June 23, 2015 (the “Supplemental Indenture”) to the Indenture dated as of August 19, 2014 (as amended and supplemented to date, the “Indenture”), between the Company and the Trustee, relating to the Company’s outstanding 0.75% Convertible Senior Notes due 2019 (the “Notes”).

The Supplemental Indenture provides that, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into the amount of cash that a holder of the number of Shares equal to the Conversion Rate (as defined in the Indenture and as may be increased in connection with the Merger pursuant to the Indenture) immediately prior to the Merger would have been entitled to receive upon the closing of the Merger.

The foregoing summary description of the Supplemental Indenture and certain terms of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is attached as Exhibit 4.1 hereto, and the full text of the Indenture, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 19, 2014, and which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at 11:59 p.m., New York City time, on June 22, 2015. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised Verizon and Acquisition Sub that 47,522,501 Shares (not including 2,767,607 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 60.37% of the outstanding Shares.

All conditions to the Offer having been satisfied, on June 23, 2015, Acquisition Sub accepted for payment all Shares validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer) (the “Acceptance Time”). Verizon and Acquisition Sub are required to make prompt payment of the Offer Price for such Shares.

On June 23, 2015 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Acquisition Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Verizon.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares held (i) in the treasury of the Company or by Verizon or Acquisition Sub, which Shares were canceled and ceased to exist, (ii) by a wholly owned subsidiary of the Company or Verizon (other than Acquisition Sub) or a wholly owned subsidiary of Acquisition Sub, which Shares were converted into shares of the surviving corporation in the Merger representing the same percentage ownership that such holder owned prior to the Effective Time, and (iii) by stockholders who validly exercised appraisal rights under Delaware law with respect to such Shares) was canceled and converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”). The effect of the Merger on Company stock options and other equity-based awards is described on pages 3-5 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on May 26, 2015 and amended on June 8, 2015, June 12, 2015 and June 23, 2015, which description is incorporated herein by reference.

The aggregate consideration paid in the Offer and Merger was approximately $4.3 billion (based on the calculation employed by Verizon and Acquisition Sub to determine the filing fee for the Schedule TO in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The foregoing summary description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 12, 2015, and which is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the Indenture, subject to certain conditions, each holder of Notes has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion thereof that is equal to $1,000 or a multiple thereof, on July 21, 2015 (the “Fundamental Change Repurchase Date”). The Company will repurchase any Notes that are validly surrendered for repurchase and not validly withdrawn at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date.

In addition, pursuant to the terms and conditions of the Indenture, the Notes are currently convertible at the option of the holders thereof. Pursuant to the terms and conditions of the Indenture, if any holder of Notes elects to convert its Notes at any time from, and including, June 23, 2015, up to, and including, July 20, 2015 (such period, the “Make-Whole Fundamental Change Period”), the applicable Conversion Rate (as defined in the Indenture) will be increased by an additional 3.9788 Shares for each $1,000 principal amount of Notes properly converted during the Make-Whole Fundamental Change Period, resulting in each $1,000 principal amount of Notes being convertible for 21.4244 Shares during the Make-Whole Fundamental Change Period.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified The New York Stock Exchange (the “NYSE”) that the Merger had been consummated, and requested that the trading of Shares on the NYSE be suspended prior to market open on the Closing Date and that the listing of the Shares on the NYSE be withdrawn. In addition, the Company requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of the Shares from the NYSE and to deregister the Shares under Section 12(b) of the Exchange Act. The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under the Exchange Act.

Item 5.01.	Changes in Control of Registrant.

As a result of Acquisition Sub’s acceptance for payment of all Shares that were validly tendered and not withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of the Company occurred, and the Company now is a wholly owned subsidiary of Verizon. The information set forth under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each of the directors of the Company immediately prior to the Effective Time voluntarily resigned from the Board of Directors of the Company and the directors of Acquisition Sub, John N. Doherty and Marni M. Walden, became the directors of the surviving corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 8.01.	Other Events.

On June 23, 2015, Verizon and the Company issued a joint press release relating to the expiration of the Offer and the consummation of the Merger. The joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 12, 2015, by and among Verizon Communications Inc., Hanks Acquisition Sub, Inc. and AOL Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 12, 2015)

3.1	Amended and Restated Certificate of Incorporation of AOL Inc.

3.2	Amended and Restated Bylaws of AOL Inc.

4.1	First Supplemental Indenture, dated as of June 23, 2015, by and among AOL Inc. and The Bank of New York Mellon, as trustee

99.1	Joint Press Release dated June 23, 2015 (incorporated herein by reference to Exhibit (a)(5)(D) to Amendment No. 3 to the Schedule TO filed by Verizon and Acquisition Sub with the SEC on June 23, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AOL INC.

Date: June 23, 2015	By:	/s/ Julie Jacobs
		Name:	Julie Jacobs
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 12, 2015, by and among Verizon Communications Inc., Hanks Acquisition Sub, Inc. and AOL Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 12, 2015)

3.1	Amended and Restated Certificate of Incorporation of AOL Inc.

3.2	Amended and Restated Bylaws of AOL Inc.

4.1	First Supplemental Indenture, dated as of June 23, 2015, by and among AOL Inc. and The Bank of New York Mellon, as trustee

99.1	Joint Press Release dated June 23, 2015 (incorporated herein by reference to Exhibit (a)(5)(D) to Amendment No. 3 to the Schedule TO filed by Verizon and Acquisition Sub with the SEC on June 23, 2015)